Exhibit 10.29

Financial Lease Agreement Leasing No.: 235195

PART II: SPECIFIC CONDITIONS

I. GENERAL INFORMATION

The Lessor:

(1) BANCOLOMBIA S.A., a financial institution duly incorporated and currently existing under the laws of the Republic of Colombia, with its principal office in the city of Medellin, NIT 890.903.938-8 (hereinafter referred to as Bancolombia), represented in this act by Martin Orlando Prieto, of legal age, identified as appears at the bottom of his signature, acting as a special attorney, duly authorized for such purposes.

The Lessee:

(1) LATAM LOGISTICS COL PROPCO COTA 1 S.A.S., a company duly established by private document dated July 5, 2016, registered with the Chamber of Commerce of Bogota on July 6, 2016, under number 02119670 of Book IX, in accordance with the laws of the Republic of Colombia, with its principal office in the city of Bogota, identified with NIT 900986856-3, represented by: (i) Michael Patrick Fangman, identified with passport No. 531154855; (ii) Guillermo Jose Zarco Berdejo identified with citizenship card No. 79.693.866; and (iii) Esteban Saldarriaga Gaviria identified with citizenship card No. 81.717.335, who act as legal representatives duly authorized for such purposes, as evidenced in the certificate of incumbency and representation issued by the Chamber of Commerce of Bogota, which is attached to be an integral part of this document.

II. ASSET and SUPPLIER: The following asset will be delivered by the Supplier to the COMPANY under the terms established in the CONTRACT:

Supplier	Independent estate LATAM LOGISTIC COL PROPCO COTA 1 TRUST

Description of the asset

Property, according to the following details:

Property:

Asset Description: Warehouse 400, Street 80 Logistic Park Project

Property Address: Km 8.5 Highway Bogota - Medellin, North Side, Tenjo, Cundinamarca.

Location: Tenjo, Cundinamarca

Warehouse 400, Street 80 Logistic Park Project identified with registration numbers 50N-640761 and 50N-588533.

The Properties, of which Warehouse 400 is a part, are within the general boundaries outlined in Public Deed No. 2214 of December 9, 2016, granted before Notary Public No. 35 of the Bogota Circuit.

General boundaries of the property identified with property registration folio number 50N-640761: “To the south, approximately 642.50 meters along the road known as the Bogota to Medellin highway, to the east, approximately 670 meters along the Hacienda Casa Roja #1 owned by Mrs. Sylvia Willis de Vasquez, to the north, approximately 582.00 meters along the property of Victor Forero, and to the west, approximately 725.0 meters along properties of the Torres Echeverry family and Raymundo Hurtado.”

General boundaries of the property identified with property registration number 50N-588533:

“TO THE WEST: Starting from the point located on the Bogota to Medellin highway where the dividing fence of the property called Criadero Palo Blanco owned by the company LAS CARABELAS S.A. (formerly WILLS VASQUEZ and Cia S EN C) ends, it borders said estate over an approximate extension of seven hundred nineteen point forty-six meters (719.46 m) until reaching the intersection of the fence that separates this lot from the lands owned by Victor Forero. TO THE NORTH: It borders over an approximate extension of two hundred twenty meters (220 m) with the property owned by Victor Forero until the intersection of the dividing fence of the properties of Torres Echeverri. TO THE EAST: It borders over an approximate extension of one hundred thirty-nine point seventy meters (139.70) with lands of Torres Echeverri and then over an approximate extension of five hundred sixty-nine point thirty meters (569.30 m) with lands of Raimundo Hurtado, until the point where the dividing fence with Raimundo Hurtado ends in the area of the Bogota to Medellin highway. TO THE SOUTH: It borders over an approximate extension of two hundred twenty meters (220 m) with the Bogota to Medellin highway until the dividing fence of the property called Criadero Palo Blanco, closing where the boundaries begin.”

Detailed information about the Property may be indicated in the Commencement Annex, which will be sent to the LESSEE and/or in the final invoices issued by the Supplier.

Value of the assets object of this contract	Real estate: $12,982,201.389
Buildings: $38,946,604.167

III. FINANCIAL CONDITIONS OF THE LEASING AGREEMENT

Value of the leasing agreement	$51,928,805.556

Amount to be financed	Up to thirty-one billion four hundred million Colombian pesos (COP) ($31,400,000,000).

Fee or extraordinary initial fee	Twenty billion five hundred twenty-eight million eight hundred five thousand five hundred fifty-six Colombian pesos (COP) ($20,528,805,556).

Rate

During the Advance Stage:

Advance Rate: IBR + 3.5%

Advance Rate Frequency: Monthly

During the contract term, Contract Rate: IBR + 3.5%.

The rate mentioned above will be expressed in Effective Annual Terms for the calculation of the Rent, in the Exhibit of the Initiation of the term.

Frequency for determining the contract rate: Monthly.

Reference Base Rate: IBR

Modality: MV

In the Exhibit of the Initiation of the term, the payment date of the first rent and the date for the first determination of the rate will be indicated, which will continue to be determined with the initially established frequency thereafter.

Term	Fifteen years from the beginning of the term.

Advance Stage: The advance stage corresponds to the construction period of Warehouse 400. During this stage, there is no capital amortization unless the Advance Stage is exceeded. Only interest on the advances disbursed will be charged during this period, which is part of the contract term.

Initiation of the Term: Once the Advance Stage is completed, the CONTRACT is activated, and the collection of the rent begins.

This agreement will have the following amortization:

Amortization form of capital	From (monthly)	To (monthly)	% of capital to be amortized
	1	12	2,2%
	13	24	2,4%
	25	36	2,6%
	37	48	2,8%
	49	60	3,0%
	61	72	3,2%
	73	84	3,5%
	85	96	3,8%
	97	108	4,1%
	109	120	4,4%
	121	132	4,8%
	133	144	5,2%
	145	156	5,6%
	157	168	6,0%
	169	180	46.5%

Note: The last payment of year 15 takes into consideration the purchase option.

Extraordinary initial fee: As it will be described in the Exhibit of the Initiation of the term.

Purchase option	Payment date:	At the date that the lessee must pay the last fee of the contract.

	Percentage of the option:	1% Purchase option of the total value of the leasing agreement and 39% as an extraordinary fee in the last payment, for a 40% balloon.

Commissions

The lessee will pay the Lessor the following commissions:

● Availability Commission: 0.04% on the undisbursed balances of the total credit limit, to be paid monthly.

● Structuring Commission: 25 bps payable on the financing, which will be calculated and invoiced on the day of the Leasing Contract signing. The Debtor must pay this amount within five (5) calendar days following the Leasing Contract signing date.

Preference right	In the event of requesting refinancing of the Leasing with other institutions, THE COMPANY will have the first option to propose the new terms and conditions of the financing. If another institution(s) suggests more favorable conditions than those proposed by THE COMPANY (“More Favorable Offer”), THE COMPANY will have the option to match the offer of the other institution(s) within a period not exceeding 15 Business Days from the communication of the LESSEE.

IV. GUARANTEES

Guarantees of the leasing agreement	- Certificates in guarantee during the advance stage. - Administration and payment source trust over 100% of the income, with a minimum coverage of 120% over the lease payment.

Insurance

Type of insurance: “Endorsement”

Insurance Company

COVERAGES:

In addition to the policies mentioned above, THE LESSEE expresses its willingness to take out a loss of earnings policy, the beneficiaries of which will be the COMPANY.

Type of insurance by branch:

It will be indicated in the Exhibit of the Initiation of the term.

The insured amount will be as indicated in the Exhibit of the Initiation of the term.

Date: November 8, 2019.

Signatures

BANCOLOMBIA S.A
NIT 8909039388
MARTIN ORLANDO PRIETO RODRÍGUEZ
C.C. 79048722
Legal representative

LESSEE

Michael Patrick Fangman
P.P. 531154855
Legal representative
LATAM LOGISTIC COL PROPCO COTA 1 SAS

Esteban Saldarriaga Gaviria
C.C. 81.717.335
First substitute of the legal representative
LATAM LOGISTIC COL PROPCO COTA 1 SAS

Guillermo Zarco Berdejo
C.C. 79.693.866
Third substitute of the legal representative
LATAM LOGISTIC COL PROPCO COTA 1 SAS